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                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS.

                             STOCK PURCHASE WARRANT

              To Purchase Up to 3,131,459 Shares of Common Stock of

                                  E-MEDSOFT.COM

        This certifies that, for value received, Cappello Capital Corp. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date (as defined below) and on or prior to the close of business on the Termination Date (as defined below) but not thereafter, to subscribe for and purchase from e-MedSoft.com, a corporation incorporated in the State of Nevada (the "Company"), up to 3,131,459 shares (the "Warrant Shares") of Common Stock, $0.0001 par value per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.3951. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

        1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

        2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

        3. Exercise of Warrant.

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               (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times (i) on or after the earlier to occur of (A) 180 calendar days from the date hereof, and (B) the Effective Date (the "Initial Exercise Date"), and, (ii) on or before the earlier of (the "Termination Date")
        (A) the close of business on February 20, 2011, and (B) the date on which the Commission declares, as a matter of general policy, that it will no longer permit the registration of the resale of shares purchased pursuant to any "equity line" arrangement, provided that such declaration occurs within 180 calendar days from the date hereof by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank (or by means of a cashless exercise,) the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Notwithstanding anything to the contrary herein, sub-section
        (a)(ii)(B) above shall have no force and effect (i) with regard to comments received by the Commission that may be cured by obtaining waivers from the Purchaser or by withdrawing the Registration Statement and amending any of the Transaction Documents, or (ii) in the event the Registration Statement is declared effective. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

               (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

               (c) This Warrant shall also be exercisable by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

                   (A) = the average of the high and low trading prices per
               share of Common Stock on the Trading Day preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the Principal Market in terms of volume;

                   (B) = the Exercise Price of this Warrant; and

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                   (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant.

               (d) Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for Warrant Shares to the extent that (i) the number of shares of Common Stock owned by such Holder (other than Warrant Shares issuable upon exercise of this Warrant) plus (ii) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 3(d). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(d). The provisions of this
        Section 3(d) may be waived by the Holder upon, at the election of the Holder, with not less than 61 days' prior notice to the Company, and the provisions of this Section 3(d) shall continue to apply until such 61st day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 3(d) but otherwise in accordance with this Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

        4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

        5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the

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Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

        6. Closing of Books. Unless required by law, the Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

        7. Transfer, Division and Combination.

               (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In the event that the Holder wishes to transfer a portion of this Warrant, the Holder shall transfer at least 50,000 shares underlying this Warrant to any such transferee. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

               (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

               (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

        8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

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        9. Loss, Theft, Destruction or Mutilation of Warrant. The Company
covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

        10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

        11. Adjustments of Exercise Price and Number of Warrant Shares.

               (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
        (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b) Reset Exercise Price. Without limiting the generality of subclause (a) above, the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following events: (i) upon the exercise by the Company of its initial draw down ("Draw Down") pursuant to the Purchase Agreement, the Exercise Price shall be reset, if lower, to the amount equal to the product of (x) one hundred fifty percent (150%)

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        and (y) the lowest Purchase Price during the Draw Down Pricing Period for such initial Draw Down; (ii) upon the exercise by the Company of any subsequent Draw Down (after the initial Draw Down), the Exercise Price shall be reset to the amount equal to the product of (x) one hundred fifty percent (150%) and (y) the lowest Purchase Price during any Draw Down Pricing Period (other than the initial Drawn Down Pricing Period), provided that such Exercise Price as adjusted shall be lower than the Exercise Price in effect immediately prior to such adjustment. Any adjustment made pursuant to this subclause (b) shall become effective immediately after the applicable settlement date for such Draw Down.

        12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets. Notwithstanding anything to the contrary in this Section 12, a successor or acquiring corporation, at the closing of the succession or acquisition of the Company, may elect to purchase the entire unexercised portion of this Warrant at the value for such warrant as determined in accordance with the Black-Scholes option

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pricing formula; provided, however, the successor or acquiring corporation notify the Holder at least ten (10) Trading Days prior to such closing. The Holder shall have the right to exercise all or any portion of this Warrant up to and including the Trading Day immediately prior to the date set in such notice for the purchase of this Warrant.

        13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

        14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

        15. Notice of Corporate Action. If at any time:

               (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

        then, in any one or more of such cases, the Company shall give to Holder
        (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common

        Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

        16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

            The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

            Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

        17. Miscellaneous.

               (a) Jurisdiction. This Warrant shall constitute a contract under the laws of California, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

               (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

               (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               (d) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (A) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (B) on the second business day following the date of mailing by express internationally recognized courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:           1300 Marsh Landing Parkway, Suite 106
                             Jacksonville, FL  32250
                             Attn:  John Andrews
                             Tel:   (904) 543-1000
                             FAX:   (904) 543-1071

With a copy to:              Manatt, Phelps & Phillips, LLP
  (which shall not           11355 Olympic Boulevard
    constitute notice)       Los Angeles, CA 94304
                             Attn:  Gordon Bava, Esq.
                             Tel:   (310) 312-4000
                             FAX:   (310) 312-4224

If to Holder:                Cappello Capital Corp.
                             1299 Ocean Avenue, Suite 306

                             Santa Monica, California 90401
                             Attn:  Robert Deutschman
                             Tel:   (310) 393-6632
                             FAX:   (310) 393-4838

        Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

               (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares. Subject to compliance with applicable securities laws, the Holder may distribute this Warrant (or the Warrant Shares if applicable) in whole or in part, to Cappello Group, Inc., Cappello Partners, LLC, or their respective shareholders, members or employees, in increments of no less than 50,000 Warrants (or Warrant Shares if applicable), provided that for administrative purposes, there will be a maximum of ten (10) assignees or transferees, in the aggregate.

               (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

               (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

               (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

        18. Definitions.

               (a) "Draw Down Pricing Period" shall mean a period of twenty (20) consecutive Trading Days beginning on the date specified in the Draw Down Notice (as defined in Section 5.1(f) of the Purchase Agreement in effect as of the date of this Warrant); provided, however, the Draw Down Pricing Period shall not begin before the day on which receipt of such notice is confirmed in accordance with the Purchase Agreement.

               (b) "Effective Date" shall mean the date the Registration Statement of the Company covering the shares of Common Stock being subscribed for pursuant to the Purchase Agreement is declared effective by the Securities and Exchange Commission (the "SEC").

               (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (d) "Principal Market" shall mean initially the American Stock Exchange and shall include the Nasdaq National Market, the Nasdaq Small-Cap Market and the New York Stock Exchange if the Company becomes listed and trades on such market or exchange after the date hereof.

               (e) "Purchase Price" shall mean, with respect to Shares purchased during each applicable Settlement Period (as defined in Section 5.1(b) of the Purchase Agreement in effect as of the date of this Warrant), 92.5% (the "Purchase Price Percentage") of the VWAP on the date in question; except that, for each $50,000,000 increase in the Company's average market cap (calculated by multiplying the number of shares of Common Stock issued and outstanding by the VWAP of the Common Stock (the "Market Cap") above $150,000,000 during the applicable Market Cap Period (as defined below), the Purchase Price Percentage shall be increased by 0.5% on the date in question until the Purchase Price Percentage equals 94.5%; provided, however, each increase in Purchase Price Percentage shall only occur if the corresponding increase in the Market Cap is maintained for at least twenty (20) consecutive Trading Days immediately prior to the date the applicable Settlement Period commences (the "Market Cap Period"). By way of example, if the Market Cap is between $1 and $199,999,999 during the Market Cap Period, the Purchase Price Percentage shall be 92.5%. If the Market Cap is between $200,000,000 and $249,999,999 during the entire Market Cap Period, the Purchase Price Percentage shall be 93%.

               (f) "Registration Statement" shall mean the registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to be filed with the Securities and Exchange Commission for the registration of shares of Common Stock pursuant to the

        Registration Rights Agreement by and between the Company and Hoskin International Limited (the "Registration Rights Agreement").

               (g) "Threshold Price" shall mean the price per Share designated by the Company as the lowest VWAP during any Draw Down Pricing Period at which the Company will sell its Common Stock in accordance with the Purchase Agreement.

               (h) "Trading Day" shall mean any day on which the Principal Market is open for business.

               (i) "Transaction Documents" shall mean the Common Stock Purchase Agreement ("Purchase Agreement"), the Registration Rights Agreement and the Escrow Agreement, all by and between the Company and Hoskin International Limited, dated concurrently herewith, as in effect as of the date hereof.

               (j) "VWAP" shall mean the daily volume weighted average price of the Company's Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Easter Time) using the VAP function on the date in question.

                             SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: February 20, 2001         E-MEDSOFT.COM



                                 By: /s/ John Andrews
                                     -------------------------------------------
                                         John Andrews, President & CEO

                          NOTICE OF EXERCISE OF WARRANT

To:     e-MedSoft.com

        (1) The undersigned hereby elects to purchase ________ Warrant Shares (the "Common Stock"), of e-MedSoft.com pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                      -------------------------------


The Warrant Shares shall be delivered to the following:


                      -------------------------------

                      -------------------------------

                      -------------------------------


                                    [HOLDER]


                                    By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                    Date:
                                         ---------------------------------------

                          NOTICE OF EXERCISE OF WARRANT
                    PURSUANT TO CASHLESS EXERCISE PROVISIONS

To:     e-MedSoft.com

        Aggregate Price of Warrant Before Exercise: $_____________
        Aggregate Price Being Exercised: $______________
        Exercise Price:  $________________ per share
        Number of Shares of Common Stock to be Issued Under this Notice:_______ Remaining Aggregate Price (if any) After Issuance: $__________________

Gentlemen:

        The undersigned, registered Holder of the Warrant delivered herewith, hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of e-MedSoft.com, a Nevada corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Exercise Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this
Notice of Exercise is $    , thereby leaving a remaining aggregate Exercise
Price (if any) equal to $    . Such exercise shall be pursuant to the cashless
exercise provisions of Section 3 of the Warrant; therefore, Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 3 of the Warrant which, by reference to Section 3, requires the use of the high and low trading price of the Company's Common Stock on the Trading Day preceding the date of such election. The high and low trading price of the Company's Common
Stock has been determined by Holder to be $    and $    , respectively, which
figure is acceptable to Holder for calculations of the number of shares of Common Stock issuable pursuant to this Notice of Exercise. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to the person(s) designated below. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, a replacement Warrant representing the remainder of the Aggregate Price (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.

        Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                      -------------------------------

The Warrant Shares shall be delivered to the following:

                      -------------------------------

                      -------------------------------

                      -------------------------------

                                    [HOLDER]


                                    By:
                                         ---------------------------------------
Name:
      --------------------------------------------------------------------------
Title:
      --------------------------------------------------------------------------

                                    Date:
                                         ---------------------------------------

NOTE: The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose

address is                                                                     .
           --------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                  Dated:               ,
                                                         --------------  -------

                      Holder's Signature:
                                         ---------------------------------------
                      Holder's Address:
                                         ---------------------------------------

                                         ---------------------------------------

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                              CERTIFICATE OF CLERK

     I, the undersigned, do hereby certify:

          1. That I am the duly elected and acting Clerk of St. Botolph Holding Company, a Massachusetts corporation; and

          2. That the foregoing bylaws, comprising 11 pages, constitute the Bylaws of said corporation as duly adopted by resolutions of the Board of Directors and shareholders of the Corporation as of February 27, 2001.

     IN WITNESS WHEREOF, I have hereunto subscribed my name as of the 27th day of February 2001.



                                        ----------------------------
                                        Larry J. Austin